UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  January 2, 2009

ZVUE Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 495-6470

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In September 2008, ZVUE Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) reminding the Company that all NASDAQ issuers are required to hold an annual meeting of stockholders no later than one year after the end of the issuer’s fiscal year-end.  Accordingly, the Company prepared, and on October 29, 2008 filed, a preliminary proxy statement for an annual stockholders meeting to be held on December 31, 2008.  On November 28, 2008, the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) sent the Company their comments on the preliminary proxy statement, and the Company responded to such comments and filed Amendment No. 1 to such preliminary proxy statement on December 3, 2008.  On December 22, 2008, the SEC staff sent the Company further comments, and the Company responded to such comments and filed Amendment No. 2 to its preliminary proxy statement on December 23, 2008.  As of the date of filing this Current Report, the Company continues to await clearance to mail from the SEC.

On January 2, 2009, the Company received a letter from the NASDAQ notifying the Company that it is in noncompliance with Marketplace Rules 4350(e) and 4350(g) as a result of the Company’s failure to hold an annual shareholder meeting within one year after its December 31, 2007 fiscal year end.  The NASDAQ further notified the Company that the NASDAQ’s Staff has determined to delist the Company’s securities from the NASDAQ and that, unless the Company requests an appeal of this determination on or before January 9, 2009, trading of the Company’s securities will be suspended at the opening of business on January 13, 2009.

Since the Company was delayed from mailing its proxy statement in time to hold its annual meeting on December 31, 2008, as initially scheduled, rules and regulations of the SEC now require that the Company’s proxy statement be accompanied or preceded by an annual report that includes audited financial statements as of, and for the year ended, December 31, 2008.  Therefore, the Company will not be able, even belatedly, to regain compliance with the NASDAQ’s annual meeting requirement until after its 2008 audit is completed.  Accordingly, the Company expects to be delisted from the NASDAQ, unless the Company successfully appeals.  There can be no assurance that the Company will seek an appeal, that any such appeal will be successful in extending the deadline for the Company to hold its annual meeting or that the Company will be able to complete its 2008 audit, issue its annual report and hold its annual meeting within any timeframe that may be afforded to the Company as a result of any successful appeal.

The Company may seek an appeal of the NASDAQ’s determination to delist the Company’s securities.  Otherwise, the Company plans to identify a market maker to apply for the registration and quotation of the Company’s securities on the OTC Bulletin Board or other over-the-counter market.  However, there can be no assurance that any such efforts will be successful.

If the Company’s securities are delisted by the NASDAQ, then the market liquidity for such securities would likely be negatively affected, which may make it more difficult for holders to sell such securities in the open market and the Company could face additional difficulty raising capital necessary for its continued operation. Investors may find it more difficult to dispose of or obtain accurate quotations as to the market value of the Company’s securities.  In addition, if delisted by the NASDAQ, the Company’s securities may constitute “penny stock” (as defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended) if the Company fails to meet certain criteria set forth in such Rule. Various practice requirements are imposed on broker-dealers who sell “penny stocks” to persons other than established customers and accredited investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transactions prior to sale. Consequently, if the Company’s securities were to become “penny stock,” then the Rule may deter broker-dealers from recommending or selling such securities, which could further negatively affect the liquidity thereof.

Item 8.01  Other Events.

On January 8, 2009, the Company issued a press release announcing that it received the letter from the NASDAQ referred to in Item 3.01, above.

Item 9.01  Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

99.1	Press release announcing receipt of notice of noncompliance from The NASDAQ Stock Market

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE Corporation

Date: January 8, 2009	By:	/s/ Ulysses Curry
Name: Ulysses Curry
Title: Chairman and Interim Chief Executive Officer